Exhibit 99.1

N E W S    R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO
H. Andrew DeFerrari, Senior Vice President and CFO
(561) 627-7171

Palm Beach Gardens, Florida	September 15, 2015

DYCOM INDUSTRIES ANNOUNCES CLOSING
OF $485 MILLION CONVERTIBLE SENIOR NOTES

Palm Beach Gardens, Florida, September 15, 2015 – Dycom Industries, Inc. (NYSE: DY) today announced the closing of its previously announced private offering of $485 million aggregate principal amount of convertible senior notes due 2021. The $485 million of notes represented $420 million aggregate principal amount of notes plus the full exercise by the initial purchasers of an option to purchase an additional $65 million in aggregate principal amount of notes solely to cover over-allotments. The notes are being offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (“Securities Act”).

The notes are convertible into shares of Dycom’s common stock, cash or a combination thereof, at Dycom’s option, at an initial conversion rate of 10.3211 shares of Dycom’s common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $96.89 per share of Dycom’s common stock), representing an initial conversion premium of approximately 30.0% above the closing price of $74.53 per share of Dycom’s common stock on September 9, 2015. The conversion rate is subject to adjustment in certain circumstances, including in connection with specified fundamental changes. Holders of the notes have the right to require Dycom to repurchase all or a portion of their notes on the occurrence of a fundamental change (as defined in the indenture governing the notes) at a price of 100% of their principal amount plus any accrued and unpaid interest. The notes pay interest semiannually at an annual rate of 0.75%. The notes are Dycom’s senior unsecured obligations and will mature on September 15, 2021, unless repurchased or converted in accordance with their terms prior to such date.

Dycom received net proceeds from the offering of approximately $471.7 million. Concurrently, Dycom used approximately $60 million of the net proceeds (representing a portion of the $75 million authorized) to repurchase shares of its common stock from the initial purchasers of the notes in privately negotiated transactions at a price per share of $74.53, the closing price of Dycom’s common stock on September 9, 2015. This activity could have the effect of increasing the market price of Dycom’s

September 15, 2015

common stock or reducing the size of a decline in the market price of Dycom’s common stock. In addition, Dycom intends to use approximately $296.6 million of the net proceeds to fund the redemption of its 7.125% senior subordinated notes due 2021, including the related interest and redemption premium, and to satisfy and discharge the indenture governing those notes. Further, Dycom also funded the cost of its previously announced convertible note hedge transactions and received proceeds from its previously announced warrant transactions, which resulted in net cash payments by Dycom of approximately $41.1 million. The remainder of the net proceeds from the offering, approximately $74 million, is available for general corporate purposes.

The notes and the common stock of Dycom issuable upon conversion of the notes have not been and will not be registered under the Securities Act or any applicable state or foreign securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such jurisdiction.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services throughout the United States and in Canada. These services include program management, engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric and gas utilities.

Safe Harbor for Forward-Looking Statements

Some statements set forth in this press release regarding Dycom’s offering of convertible senior notes due 2021 contain forward-looking statements that are subject to change.  These forward-looking statements are subject to risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Some of the factors which could cause results to differ materially from the expectations expressed in these forward-looking statements include the following: changes in the markets and market prices that may affect the expected effects of the offering, the note hedge transactions and the warrant transactions, Dycom’s ability to effectively execute its business and capital plans, changes in general economic and market conditions, including the stock market, changes in interest rates, including interest rate resets and other factors described in Dycom’s filings with the Securities and Exchange Commission (including Dycom’s Annual Report on Form 10-K for the year ended July 25, 2015). The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause actual results to differ materially from expected and historical results. Although Dycom believes that these forward-looking statements and information are based upon reasonable assumptions and

September 15, 2015

expectations, readers should not place undue reliance on them, or any other forward-looking statements or information in this news release. If any of these risks or uncertainties materializes, the potential benefits of the offering of convertible senior notes may not be realized, Dycom’s operating results and financial performance could suffer, and actual results could differ materially from the expectations described in these forward-looking statements. These forward-looking statements speak only as of the date of this press release. Dycom assumes no obligation to update these forward-looking statements except as required by law.